Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

QC HOLDINGS, INC.

ARTICLE I

STOCKHOLDERS

Section 1. Annual Meeting.

1.1 The Annual Meeting of the Stockholders of the Corporation shall be held during the month of June in each year on the day and at the hour to be designated by the Board of Directors or the Chairman of the Board, the Chief Executive Officer or the President, at the principal offices of the Corporation, or at such other place, either within or without the State of Kansas, as may be designated in the notice of such meeting, or at such other time and place designated by the Board of Directors or the Chairman of the Board, the Chief Executive Officer or the President, for the election of Directors and for the transaction of any other proper business. At an Annual Meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting.

1.2 To be properly brought before an Annual Meeting of the Stockholders, business must be (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a Stockholder of the Corporation, who was a Stockholder of record who is entitled to vote at the Annual Meeting, and who complies with the notice procedures set forth in these Bylaws. For business to be properly brought before an Annual Meeting by a Stockholder, the Stockholder must have given a timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 120 days prior to the date of such meeting; provided however, that if no Annual Meeting of Stockholders was held in the previous year, or the date of the Annual Meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, to be timely such notice by the Stockholder must be so received not later than the close of business on the later of: (i) 120 calendar days in advance of the Annual Meeting, or (ii) 10 calendar days following the date on which public announcement of the date of the meeting is first made. Such Stockholder’s notice addressed to the Secretary of the Corporation shall set forth: (a) a brief description of the business desired to be brought before the Annual Meeting, (b) the reasons for conducting such business at the Annual Meeting, and any material interest in such business of such Stockholder and the beneficial owner (as such term is defined in Rule 13d-3 as then in effect under the Securities Exchange Act of 1934, as amended (or any successor thereto) (the “Exchange Act”)), if any, on whose behalf the proposal is made, (d) the name and address (as they appear on the Corporation’s books) of the Stockholder giving the notice and of the beneficial owner, if any, on whose behalf the proposal is made; (c) the class and number of shares of the Corporation that are beneficially owned (as such term is defined in Rule 13d-3 as then in effect under the Exchange Act) and of record by such Stockholder and such beneficial owner; and (d) all other information with respect to each such matter as would have been required to be included in a proxy statement filed pursuant to Regulation 14A, as then in effect under the Exchange Act, had proxies been solicited by the Board of Directors with respect thereto.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the Annual Meeting except in accordance with the procedures set forth in this subparagraph 1.2 and Rule 14a-8, as then in effect under the Exchange Act. The Presiding Officer at the Annual Meeting of the Stockholders shall, if the facts warrant, have the power and duty to determine whether the business proposed to be brought before the meeting, was not made in accordance with the provisions of this subparagraph 1.2 and Rule 14a-8, as then in effect under the Exchange Act, and if he should so determine, he shall have the power and duty to declare at the meeting that such business not properly brought before the meeting shall be disregarded and not transacted.

1.3 Notwithstanding the foregoing provisions of subparagraph 1.2 and Section 2 of Article II if (a) any class or series of stock has the right, voting separately by class or series, to elect Directors at an Annual or Special Meeting of the Stockholders, such Directors shall be nominated and elected pursuant to the terms of such class or series of stock, and (b) a Stockholder also complies with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in subparagraph 1.2 or Section 2 of Article II, such Directors shall be nominated and elected pursuant to the terms of such class or series of stock. To the extent subparagraph 1.2 shall be deemed by the Board of Directors or the Securities and Exchange Commission, or adjudged by a court of competent jurisdiction, to be inconsistent with the rights of Stockholders to request inclusion of a proposal in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, such rule shall prevail.

Section 2. Special Meetings. Special Meetings of the Stockholders may be called at any time and from time to time by the Chief Executive Officer, the President, the Chairman or by a majority of the Directors then in office. Special Meetings shall be held at such place, within or without the State of Kansas, and at such time and on such date as shall be specified in the call thereof.

Section 3. Stock Ledger. The original or duplicate stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the list required under Section 11 of this Article I, or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

Section 4. Record Date. The Board of Directors may fix, in advance, a record date, which shall not be more than 60, nor less than 10 days, before the date of any meeting of the Stockholders, nor more than 60 days prior to any other action, as the record date for the purpose of determining the Stockholders entitled to notice of, or to vote at, any meeting of the Stockholders, or any adjournment thereof; or entitled to receive payment of any dividend, distribution or allotment of any rights; or entitled to exercise any rights in respect of any change, conversion or exchange of stock; or for the purpose of any other lawful action.

Section 5. Notice of Meetings. Written notice of each meeting of the Stockholders, stating the place, date and hour thereof, and in the case of a Special Meeting, the purpose or purposes for which it is called, shall be delivered not more than 60, nor less than 10 days before the date of such meeting (or at such other time as may be required by law), either personally or by mail, to each Stockholder entitled to vote at such meeting. If mailed, such notice of record shall be deemed to be delivered when deposited in the United States mail, postage prepaid, directed to each Stockholder at his or her address as it appears on the records of the Corporation.

Section 6. Action Without a Meeting. Any action required or permitted to be taken at any Annual or Special Meeting of the Stockholders, including any action required or permitted to be taken by holders of any class or series of stock that has the right to vote separately by class or series, may be taken without a meeting thereof, without prior notice and without a vote, if a unanimous consent in writing, setting forth the action so taken, shall be signed by the all holders of outstanding stock, or in the case of holders of any class or series of stock voting separately, all of the holders of the outstanding shares of such series or class of stock, who are entitled to vote on such matter or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Section 7. Procedure and Conduct of Meetings.

7.1 Meetings of the Stockholders shall be presided over by the Chairman of the Board, if any; or, in his or her absence by the Vice Chairman of the Board, if any; or, in his or her absence by the Chief Executive Officer, if any, or in his or her absence, by the President, if any; or, in his or her absence by the most senior Vice President in attendance, if any; or, in the absence of such designation by a chairman chosen at the meeting by the vote of a majority in interest of the Stockholders present in person or represented by proxy and entitled to vote thereat. The Secretary; or, in his or her absence, an Assistant Secretary; or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as a secretary of the meeting and keep a record of the proceedings thereof.

7.2 The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of the Stockholders, as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedure for maintaining order at the meeting and the safety of those present, limitations on participation on such meeting to the Stockholders of records of the Corporation and their duly authorized and constituted proxies, and such other persons as the Chairman of the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless, and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of the Stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

7.3 The Board of Directors may appoint one or more Inspectors of Election to serve at every meeting of the Stockholders at which Directors are to be elected.

Section 8. Adjournment. When any meeting of the Stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if, after such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at such meeting.

Section 9. Quorum. At any meeting of the Stockholders, the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Corporation entitled to vote at such meeting shall be necessary in order to constitute a quorum for the transaction of any business. If there shall not be a quorum at any meeting of the Stockholders, the holders of a majority of the shares entitled to vote present at such meeting, in person or by proxy, may adjourn such meeting from time to time, without further notice to the Stockholders other than an announcement at such meeting, until holders of the amount of shares required to constitute a quorum shall be present in person or by proxy.

Section 10. Voting. Subject to any terms to the contrary in the Articles of Incorporation or any Certificate of Designation, each Stockholder shall be entitled to one vote for each share of capital stock held by such Stockholder. Voting need not be by ballot, except that all elections of Directors shall be by written ballot unless otherwise provided in the Articles of Incorporation. Whenever any corporate action, other than the election of Directors, is to be taken by vote of the Stockholders, it shall, except as otherwise required by law or by the Articles of Incorporations, be authorized by a majority of the votes cast with respect to such action at a meeting of the Stockholders by the holders of shares entitled to vote thereon. Unless otherwise required by law or by the Articles of Incorporation, Directors of the Corporation shall be elected by plurality of the votes cast by the holders of shares entitled to vote in the election of Directors at a meeting of the Stockholders at which a quorum is present.

Section 11. Stockholder Approval Required. All matters that require approval of the majority of all of the Stockholders present and entitled to vote on such matters, pursuant to pertinent law, rules and regulations, including but not limited to rules and regulations promulgated by the Securities and Exchange Commission, NASDAQ or any other national securities exchange on which securities of the Corporation are listed, shall be taken only upon approval of the required vote of the Stockholders.

Section 12. Proxies. Each Stockholder entitled to vote at a meeting of the Stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period.

Section 13. Voting Lists. At least 10 days before each meeting of the Stockholders, the Officer or agent, having charge of the transfer book for shares of the Corporation, shall make a complete list of the Stockholders entitled to vote at such meeting, arranged in alphabetical order with the address of and the number of shares held by each Stockholder, which list, for a period of 10 days prior to such meeting, shall be kept on file at the Registered Office of the Corporation and shall be subject to inspection of any Stockholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this state, shall be prima facie evidence as to the Stockholders entitled to examine such list of share ledger or transfer book, or to vote at any meeting of the Stockholders.

ARTICLE II

DIRECTORS

Section 1. Management; Number; Qualifications.

1.1 The business and affairs of the Corporation shall be managed by the Board of Directors. The Board of Directors shall consist of no less than 5 and no more than 12 members. Directors need not be Stockholders of the Corporation. The authorized number of Directors may be increased or decreased from time to time by amendments to these Bylaws, provided, however, that the number of Directors shall never be less than 5, and, further, no such decrease shall have the effect of shortening the term of any incumbent Director.

1.2 The Corporation will take all reasonable efforts to comply with all applicable requirements of the Securities and Exchange Commission, any self regulatory organization having requirements applicable to the Corporation, and other applicable legal and regulatory requirements, including but not limited to, the requirement that at least a majority of the members of the Board qualify as “independent directors” as such term is defined and described in the aforesaid requirements and as determined by the Board from time to time.

Section 2. Notification of Nomination.

2.1 Nominations for the election of Directors may be made by the Board of Directors or by a Nominating Committee if such has been established by the Board of Directors. The Board of Directors or the Nominating Committee will accept for consideration submissions for the nomination of Directors from any Stockholder, entitled to generally vote in the election of Directors at the Meeting of the Stockholders at which Directors will be elected. Acceptance of a recommendation for consideration does not imply that the Nominating Committee or the Board of Directors will nominate the recommended candidate.

2.2 Any such Stockholder may nominate one or more persons for election as Directors at a meeting, only, if written notice of such Stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by the United States mail, postage prepaid, (e-mail submissions will not be considered), addressed to the Secretary of the Corporation or the Nominating Committee not later than (i) with respect to an election to be held at an Annual Meeting of the Stockholders, 120 days in advance of the date of such meeting (as set forth in Section 5 of Article I of these Bylaws), and (ii) with respect to an election to be held at a Special Meeting of the Stockholders for the election of Directors, the close of business on the 7th day following the date on which public announcement of the date of such meeting is first made. Each such notice shall set forth: (a) the name and address of the Stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the name and address, as they appear on the Corporation’s books, of such Stockholder; (d) the class and number of shares of the Corporation which are beneficially owned (as defined in Rule 13d-3 as then in effect under the Exchange Act) by the nominating Stockholder and each nominee proposed by such Stockholder; (e) a description of all arrangements or understandings between the nominating Stockholder and each nominee and any other person or persons, including but not limited to, the Corporation’s competitors, suppliers, customers, labor unions or other persons with special interests regarding the Corporation, (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Stockholder; (f) such other information regarding each nominee proposed by such Stockholder as would have been required to be included in a proxy statement filed pursuant to Regulation 14A, as then in effect under the Exchange Act, had the nominee been nominated, or intended to be nominated, by the Board of Directors, including but not limited to, nominee’s name, address, prior experience in the past five years, any legal proceedings in the past five years involving nominee and the Corporation, any ownership of stock in the Corporation, disclosure of any transactions between the Corporation and the nominee; (g) the consent of each nominee to serve as a Director of the Corporation if so elected; (h) a statement by the recommending Stockholder supporting, in the view of the Stockholder, that the proposed nominee possesses the minimum qualifications prescribed by the Board of Directors or the Nominating Committee for nominees, with brief description of contributions that the nominee would be expected to make to the Board of Directors and to the governance of the Corporation; (i) a statement whether, in the view of the Stockholder, the nominee would represent all Stockholders and not serve for the purpose of advancing or favoring any particular Stockholder or other constituent of the Corporation.

The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Board of Directors or the Nominating Committee, if they choose to do so in their discretion (with nominee’s contact information). The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 3. Meetings of the Newly Elected Board—Notice. The first meeting of the members of the Board of Directors after each election of Directors shall be held (i) immediately after and at the place of the meeting at which such election of Directors was held, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present, (ii) if a quorum shall not be present, at such time and place as shall be consented to in writing by a majority of the newly elected Directors, provided that, written or printed notice of such meeting shall be given to each of the other Directors in the same manner as provided in Section 6 of this Article II with respect to the giving of notice for Special Meetings of the Board except that it shall not be necessary to state the purpose of the meeting in such notice, or (iii) at such time and place as shall be consented to in writing by all of the newly elected Directors. Every Director of the Corporation, upon his election, shall qualify by accepting the office of Director, and his or her attendance at, or his or her written approval of the minutes of, any meeting of the Board subsequent to his or her election shall constitute his or her acceptance of such office and consent to the time and place of the meeting; or he or she may execute such acceptance by a separate writing, which shall be placed in the minute book.

Section 4. Term of Office. Each Director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

Section 5. Meetings. A meeting of the Board of Directors shall be held for the election of Officers and for the transaction of such other business as may come before such meeting as soon as practicable after the Annual Meeting of the Stockholders. Other regular meetings of the Board of Directors may be held at such times as the Board of Directors of the Corporation may from time to time determine. Special Meetings of the Board of Directors may be called at any time by the Chairman of the Board, the Chief Executive Officer or the President of the Corporation or by any 2 other Directors then in office. Meetings of the Board of Directors may be held within or without the State of Kansas. Independent Directors shall convene regularly scheduled executive sessions at least twice per year in conjunction with regularly scheduled Board meetings or at such other times and places as deemed necessary by such Independent Directors, or as required by applicable rules and regulations.

Section 6. Notice of Meetings; Waiver of Notice; Adjournment. No notice need be given of the first meeting of the Board of Directors after the Annual Meeting of Stockholders or of any other Regular Meeting of the Board of Directors. Notice of a Special Meeting of the Board of Directors, specifying the place, date and hour thereof, shall be delivered personally, mailed, telegraphed or telephoned to each Director at his or her address as such address appears on the books of the Corporation at least 1 business day (Saturdays, Sundays and legal holidays not being considered business days for the purpose of these Bylaws) before the date of such meeting. Whenever notice is required to be given under any provision of the Kansas Corporation Code, or of the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Director at a Special Meeting shall constitute a waiver of notice of such meeting, except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Regular or Special Meeting of the Board of Directors, or members of a committee of Directors need be specified in the notice or any written waiver of notice unless so required by the Articles of Incorporation or these Bylaws. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the original meeting.

Section 7. Quorum; Voting. A majority of the total number of Directors shall constitute a quorum for the transaction of business. The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater vote is required by law.

Section 8. Participation by Telephone. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 9. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, or perform functions prescribed by law, and may authorize the seal of the Corporation to be affixed by the Officers on all papers which may require it, but no such committee shall have the power or authority in reference to (a) amending the Articles of Incorporation; (b) adopting an agreement of merger or consolidation; (c) recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets; (d) recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amending the Bylaws and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another Director to act at the meeting in the place of such absent or disqualified member.

Section 10. Removal; Resignation. Except as provided in the Articles of Incorporation, any Director or the entire Board of Directors may be removed with or without cause, by the holders of a majority of the shares then entitled to vote at any election or Directors. Any Director may resign at any time, upon written notice to the Corporation.

Section 11. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by the Nominating Committee or a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. When one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided above in the filling of other vacancies. A Director elected to fill a vacancy shall hold office of the unexpired term of his or her predecessor. An unfilled vacancy on the Board of Directors shall not be counted for purposes of determining a quorum or voting under Article II, Section 7.

Section 12. Rules and Regulations. The Board of Directors shall supervise all Officers and agents and see that their duties are properly performed. The Board of Directors may adopt such rules and regulations for the conduct of their meetings, the guidance of the Officers and the management of the affairs of the Corporation as they deem proper, not inconsistent with law, the Bylaws of the Corporation, or any applicable Code of Ethics and may, from time to time, determine the order of business at their meetings.

Section 13. Compensation. Unless, otherwise restricted by the Articles of Incorporation, the Board of Directors or the Compensation Committee, by resolution, may fix the compensation to be paid Directors for serving as Directors of the Corporation, to the extent permitted by law, and may, by resolution fix a sum which shall be allowed and paid for attendance at each meeting of the Board of Directors and may provide for reimbursement of expenses incurred by Directors in attending each meeting; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving his or her regular compensation therefor. Members of special or standing committees may be allowed similar compensation for attending committee meetings.

Section 14. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

ARTICLE III

OFFICERS

Section 1. Officers - Who Shall Constitute. The Officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers. The Board shall elect a President and a Secretary at its first meeting after each Annual Meeting of the Stockholders. The Board then, or from time to time, may also elect one or more of the other prescribed Officers as it may deem advisable, but need not elect any Officers other than a President and a Secretary. The Board may, if it desires, elect or appoint additional Officers and may further identify or describe any one or more of the Officers of the Corporation. Officers of the Corporation need not be members of the Board of Directors. Any two or more offices may be held by the same person. An Officer shall be deemed qualified when he or she enters upon the duties of the office to which he or she has been elected or appointed and furnishes any bond required by the Board; but the Board may also require his or her written acceptance and promise faithfully to discharge the duties of such office.

Section 2. Term of Office; Vacancies. Each Officer of the Corporation shall hold his or her office at the pleasure of the Board of Directors or for such other period as the Board may specify at the time of his or her election or appointment, or until his or her death, resignation or removal by the Board, whichever first occurs. In any event, each Officer of the Corporation who is not reelected or reappointed at the annual election of Officers by the Board next succeeding his election or appointment shall be deemed to have been removed by the Board, unless the Board provides otherwise at the time of his or her election or appointment.

Section 3. Other Agents. The Board from time to time may also appoint such other agents for the Corporation as it shall deem necessary or advisable, each of whom shall serve at the pleasure of the Board or for such period as the Board may specify, and shall exercise such powers, have such titles and perform such duties as shall be determined from time to time by the Board or by an Officer empowered by the Board to make such determinations.

Section 4. Chairman and Vice Chairman of the Board. If a Chairman of the Board is elected, he or she shall preside at all meetings of the Stockholders and Directors at which he or she may be present and shall have such other duties, powers and authority as may be prescribed elsewhere in these Bylaws. If a Vice Chairman of the Board is elected, he or she shall preside at all meeting of the Stockholders and Directors at which he or she may be present and the Chairman of the Board is not present, and shall have such other duties, powers and authority as may be prescribed elsewhere in these Bylaws. The Board of Directors may delegate such other authority and assign such additional duties to the Chairman and Vice Chairman of the Board, other than those conferred by law exclusively upon the President, as it may from time to time determine, and, to the extent permissible by law, the Board may designate the Chairman of the Board as the Chief Executive Officer of the Corporation with all of the powers otherwise conferred upon the President of the Corporation under Section 6 of this Article III of these Bylaws, or it may, from time to time, divide the responsibilities, duties and authority for the general control and management of the Corporation’s business and affairs between the Chairman of the Board and the President.

Section 5. Resignation. Any Officer may resign his or her office at any time upon written notice to the Corporation.

Section 6. The President. Unless the Board otherwise provides, the President shall be the Chief Executive Officer of the Corporation with such general executive powers and duties of supervision and management as are usually vested in the office of the Chief Executive Officer of a Corporation, and he shall carry into effect all directions and resolutions of the Board. The President, in the absence of the Chairman of the Board or if there be no Chairman of the Board, shall preside at all meetings of the Stockholders and Directors. The President may execute all bonds, notes, debentures, mortgages and other instruments for and in the name of the Corporation, may cause the corporate seal to be affixed thereto, and may execute all other instruments for and in the name of the Corporation. Unless the Board otherwise provides, the President, or any person designated in writing by him, shall have full power and authority on behalf of this Corporation (i) to attend and to vote or take action at any meeting of the holders of securities of corporations in which this Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities, and (ii) to attend and to vote or take action at any meeting of the holders of securities of corporations in which this Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities, and (ii) to execute and deliver waivers of notice and proxies for and in the name of the Corporation with respect to any securities held by the Corporation. He or she shall, unless the Board otherwise provides, be ex officio a member of all standing committees. He or she shall have such other or further duties and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors. If a Chairman of the Board be elected or appointed and designated as the Chief Executive Officer of the Corporation, the President shall perform such duties as may be specifically delegated to him by the Board of Directors or are conferred by law exclusively upon him, and in the absence, disability, or inability or refusal to act of the Chairman of the Board, the President shall perform the duties and exercise the powers of the Chairman of the Board.

Section 7. Vice Presidents. In the absence of the President or in the event of his or her disability, or inability or refusal to act, any Vice President may perform the duties and exercise the powers of the President until the Board otherwise provides. Vice Presidents shall perform such other duties as the Board may from time to time prescribe.

Section 8. Powers and Duties of the Secretary and Assistant Secretaries. The Secretary shall attend all sessions of the Board and all meetings of the Stockholders, shall prepare minutes of all proceedings at such meetings and shall preserve them in a minute book of the Corporation. He or she shall perform similar duties for the Executive Committee and other standing committees when requested by the Board or any such committee. The Secretary shall see that all books, records, lists and information, or duplicates, required to be maintained in Kansas, or elsewhere, are so maintained. The Secretary shall keep in safe custody the seal of the Corporation, and shall have authority to affix the seal to any instrument requiring a corporate seal and, when so affixed, he or she shall attest the seal by his or her signature. The Board of Directors may give general authority to any other Officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall have the general duties, responsibilities and authorities of a secretary of a corporation and shall perform such other duties and have such other responsibility and authority as may be prescribed elsewhere in these Bylaws or, from time to time, by the Board of Directors or the Chief Executive Officer of the Corporation, under whose direct supervision he or she shall be. In the absence of the Secretary or in the event of his disability, or inability or refusal to act, any Assistant Secretary may perform the duties and exercise the powers of the Secretary until the Board otherwise provides. Assistant Secretaries shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 9. The Treasurer and Assistant Treasurers. The Treasurer shall have responsibility for the safekeeping of the funds and securities of the Corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall keep, or cause to be kept, all other books of account and accounting records of the Corporation. He or she shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by any Officer of the Corporation to whom such authority has been granted by the Board. The Treasurer shall disburse, or permit to be disbursed, the funds of the Corporation as may be ordered, or authorized generally, by the Board, and shall render to the Chief Executive Officer of the Corporation and the Directors whenever they may require it, an account of all his transactions as the Treasurer and of those under his jurisdiction, and of the financial condition of the Corporation. He or she shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these Bylaws or, from time to time, by the Board of Directors. He or she shall have the general duties, powers and responsibility of a treasurer of a corporation and shall, unless otherwise provided by the Board, be the Chief Financial and Accounting Officer of the Corporation. If required by the Board, he shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration to the Corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control which belong to the Corporation. In the absence of the Treasurer or in the event of his disability, or inability or refusal to act, any Assistant Treasurer may perform the duties and exercise the powers of the Treasurer. Assistant Treasurers shall perform such other duties and have such other authority as the Board of Directors may from time to time prescribe.

Section 10. Delegation. In the event of the absence of any Officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time or from time to time delegate all or any part of the powers or duties of any Officer to any other Officer or Officers, or to any Director or Directors.

Section 11. Removal. Any Officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharged.

Section 12. Salaries and Compensation. Salaries and compensation of all elected Officers of the Corporation shall be fixed, increased or decreased by the Board of Directors but this power, except as to the salary or compensation of the Chairman of the Board and the President, may, unless prohibited by law, be delegated by the Board to the Chairman of the Board or the President, or may be delegated to a committee. Salaries and compensation of all appointed Officers, agents and employees of the Corporation may be fixed, increased or decreased by the Board of Directors, but until action is taken with respect thereto by the Board of Directors, the same may be fixed, increased or decreased by the President or such other Officer or Officers as may be empowered by the Board of Directors to do so.

Section 13. Delegation of Authority to Hire, Discharge and Designate Duties. The Board from time to time may delegate to the Chairman of the Board, the President or other Officer or executive employee of the Corporation, authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the Corporation under their jurisdiction, and the Board may delegate to such Officer or executive employee similar authority with respect to obtaining and retaining for the Corporation the services of attorneys, accountants and other experts.

ARTICLE IV

STOCK

The shares of the Corporation shall be represented by certificates signed by the Chairman of the Board or the President or any Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any or all of the signatures on the certificates may be a facsimile.

ARTICLE V

EXECUTION OF DOCUMENTS

All contracts, agreements, instruments, bills payable, notes, checks, drafts, warrants or other obligations of the Corporation made in the name of the Corporation in the ordinary course of business can be signed by an Officer or Officers duly appointed by the Board of Directors and by other representatives that the Board of Directors may from time to time designate. In the absence of such designation, the signatures of the President and Secretary shall suffice.

ARTICLE VI

SEAL

The corporate seal, if any, shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words “CORPORATE SEAL KANSAS.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The failure to attach the seal to any contract, agreement, deed, instrument, note or other obligation of the Corporation shall not affect the validity or enforceability of such contract, agreement, deed, instrument, note or other obligation.

ARTICLE VII

FISCAL YEAR

Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall extend from the first day of January to the last day of December of each year, both dates inclusive.

ARTICLE VIII

INDEMNIFICATION

Section 1. Indemnification in Actions by Third Parties. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any Other Enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner, he or she reasonably believed to be in, or not opposed, to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Indemnification in Derivative Actions. The Corporation shall indemnify each person who has been, or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by, or, in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director or Officer of the Corporation or is or was serving at the Corporation’s request as a director or officer of any Other Enterprise against amounts paid in settlement thereof (provided that such settlement and all amounts paid in connection therewith are approved in advance by the Corporation in accordance with Section 4 of this Article VIII, which approval shall not be unreasonably withheld) and all expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding (including without limitation the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification under this Section 2 shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the Corporation unless and only to the extent that the Court in which the action, suit or proceeding is brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to such indemnification.

Section 3. Indemnification for Expenses. Notwithstanding the other provisions of this Article VIII, to the extent that a person who is or was serving as a Director or Officer of the Corporation, or is, or was serving at the request of the Corporation as a director or officer of any Other Enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VIII (including the dismissal of any such action, suit or proceeding without prejudice), or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 4. Determination of Right to Indemnification. Prior to indemnifying a person pursuant to the provisions of Section 1 and 2, unless ordered by a court and except as otherwise provided by Section 3, the Corporation shall determine that such person has met the specified standard of conduct entitling such person to indemnification as set forth under Section 1 and 2. Any determination that a person shall or shall not be indemnified under the provisions of Section 1 and 2 shall be made by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the action, suit or proceeding, or if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or by the Stockholders, and such determination shall be final and binding upon the Corporation; provided, however, that in the event such determination is adverse to the person or persons to be indemnified hereunder, such person or persons shall have the right to maintain an action in any court of competent jurisdiction against the Corporation to determine whether or not such person has met the requisite standard of conduct and is entitled to such indemnification hereunder. If such court action is successful and the person or persons is determined to be entitled to such indemnification, such person or persons shall be reimbursed by the Corporation for all fees and expenses (including attorneys’ fees) actually and reasonably incurred in connection with any such action (including without limitation the investigation, defense, settlement or appeal of such action).

Section 5. Advancement of Expenses. Expenses (including attorneys’ fees) actually and reasonably incurred by a person who may be entitled to indemnification hereunder in defending an action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to indemnification by the Corporation. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by (i) the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the action, suit or proceeding for which the advancement is requested; or (ii) if a quorum is not obtainable, or even if obtainable, if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion; or (iii) by the Stockholders, that, based upon the facts known to the Board, counsel or Stockholders at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his or her conduct was unlawful. In no event shall any advance be made in instances where the Board, Stockholders or independent legal counsel reasonably determines that such person deliberately breached his duty to the Corporation or its Stockholders.

Section 6. Non-Exclusivity. The indemnification and advancement of expenses provided by this Article VIII shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, under the Articles of Incorporation, Bylaws, agreement, vote of Stockholders or disinterested Directors, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right which the Corporation may have to make additional indemnifications with respect to the same or different persons or classes of persons. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall continue as to a person who has ceased to be a Director or Officer and shall inure to the benefit of the heirs, executors, administrators and estate of such a person.

Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any Other Enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

Section 8. Vesting of Rights. The rights granted by this Article VIII shall be vested in each person entitled to indemnification hereunder as a bargained-for, contractual condition of such person’s acceptance of his election or appointment as a Director or Officer of the Corporation or serving at the request of the Corporation as a director of officer of any Other Enterprise and while this Article VIII may be amended or repealed, no such amendment or repeal shall release, terminate or adversely affect the rights of such person under this Article VIII with respect to any act taken or the failure to take any act by such person prior to such amendment or repeal or with respect to any action, suit or proceeding with respect to such act or failure to act filed after such amendment or repeal.

Section 9. Definition of the “Corporation.” For purposes of this Article VIII, references to “the Corporation” shall, if, and only if, the Board of Directors shall determine, include in addition to the resulting corporation any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, which if its separate existence had continued would have had power and authority to indemnify its Directors or Officers or persons serving at the request of such constituent corporation as a director or officer of any Other Enterprise, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of any Other Enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 10. Certain Definitions. For the purpose of this Article VIII, references to “Other Enterprises” or “Other Enterprise” shall include without limitation any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to “defense” shall include investigations of any threatened, pending or completed action, suit or proceeding as well as appeals thereof and shall also include any defensive assertion of a cross claim or counterclaim; and references to “serving at the request of the Corporation” shall include any service as a director or officer of a corporation which imposes duties on, or involves services by, such Director or Officer with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII. For the purpose of this Article VIII, unless the Board of Directors of the Corporation shall determine otherwise, any Director or Officer of the Corporation who shall serve as a director or officer of any Other Enterprise of which the Corporation, directly or indirectly, is a stockholder or creditor, or in which the Corporation is in any way interested, shall be presumed to be serving as such director or officer at the request of the Corporation. In all other instances where any person shall serve as a director or officer of an Other Enterprise, if it is not otherwise established that such person is, or was serving as such director or officer at the request of the Corporation, the Board of Directors of the Corporation shall determine whether such person is or was serving at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service, which determination shall be final and binding on the Corporation and the person seeking indemnification.

Section 11. Severability. If any provision of this Article VIII or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions of this Article VIII and the application of such provisions to other persons or circumstances shall not be affected thereby and to the fullest extent possible the court finding such provision invalid, illegal or unenforceable shall modify and construe the provision so as to render it valid and enforceable as against all persons or entities and to give the maximum possible protection to persons subject to indemnification hereby within the bounds of validity, legality and enforceability. Without limiting the generality of the foregoing, if any Officer or Director of the Corporation or any person who is or was serving at the request of the Corporation as a director or officer of any Other Enterprise, is entitled under any provision of this Article VIII, to indemnification by the Corporation for some or a portion of the judgments, amounts paid in settlement, attorneys’ fees, ERISA excise taxes or penalties, fines or other expenses actually and reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding (including without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding), whether civil, criminal, or administrative, investigative or appellate, but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify such person for the portion thereof to which such person is entitled.

ARTICLE IX

AMENDMENT OF BYLAWS

These Bylaws may be amended or repealed, and any new Bylaws may be adopted, by the Board of Directors.

ADOPTED: July 7, 2004.